Exhibit 10.8

LOCK-UP AGREEMENT

June 30, 2015

Each Purchaser referenced below:

Re:	Securities Purchase Agreement, dated as of June 30, 2015 (the “Purchase Agreement”), between PFO Global, Inc., a Nevada corporation (the “Company”), and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. The undersigned agrees with the Company that, from the date hereof until the earlier of (i) June 30, 2016 or (ii) the Early Termination Date (such period, the “Restriction Period”), the undersigned Purchaser will not sell any Underlying Shares (such shares of Common Stock, the “Securities”) other than as permitted herein. As used herein, “Early Termination Date” means the earlier of (1) an Optional Redemption Notice Date pursuant to Section 6(a) of the Debenture or (2) a Trading Day on or after the nine month anniversary of the Closing Date on which either of the following conditions in clause (x) or (y) has been satisfied: (x) the aggregate dollar trading volume of the Common Stock since the Closing Date equals or exceeds $10,000,000 (provided that since the Closing Date, the closing bid price of the Common Stock has been equal to or exceeded $4.00 (subject to adjustment for forward and reverse stock splits and the like) for a period of 30 consecutive Trading Days) or (y) the closing bid price of the Common Stock equals or exceeds $8.00 (subject to adjustment for forward and reverse stock splits and the like) for a period of 30 consecutive Trading Days.

The restrictions set forth in the preceding paragraph shall not apply to: (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) private transfers of any Securities, provided that the transferee agrees to be bound in writing with the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the principals of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (b) the exercise or conversion of any Warrants or Debentures, provided that the underlying common stock continues to be subject to the restrictions set forth above or (c) transactions relating to shares of Common stock or other securities of the Company that are not Underlying Shares. In addition, the restrictions set forth in the preceding paragraph shall not apply to sales of Underlying Shares by the undersigned Purchaser in an amount equal to the greater of (i) $100,000 in any five Trading Day period or (ii) as to any Trading Day, an amount equal to 10% of average trading volume of the Common Stock during the Trading Days since the Closing Date.

The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

PURCHASER:

Name of Purchaser:	/s/ Hillair Capital Investments L.P.

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Title:	Managing Member, Hillair Capital Advisors LLC

PFO GLOBAL, INC.

By:	/s/ Timothy W. Kinnear
Name:	Timothy W. Kinnear
Title:	CFO

[Signature Page to ENRG Lock-Up Agreement]